Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

This First Amendment to Management Services Agreement is entered into as of December 9, 2013 (the “Amendment”) by and between SMG Indium Resources Ltd., a Delaware corporation (the “Company”), and Specialty Metals Group Advisors LLC, a Delaware limited liability company (the “Manager”).

The Company and the Manager previously executed that certain Management Services Agreement dated as of May 10, 2011, pursuant to which the Manager agreed to, among other things, assist the Company in the management of the Company’s operations (as amended from time to time, the “Agreement”). Capitalized terms used in this Amendment which are defined in or by reference in the Agreement and not otherwise defined herein shall have the meaning set forth in the Agreement.

Now, therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and the Manager agree to amend the Agreement as follows:

1. Section 2 a. of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“2. Fees and Expenses.

a. Management Fee.

i. Through December 31, 2013. In consideration for Manager providing services hereunder through December 31, 2013, the Manager shall receive from the Company, and the Company shall pay to the Manager, regardless of its ability to successfully purchase and stockpile the metal indium, a fee equal to 1/6th of 1% per month of the NMV (2% per annum). For purposes of this Section 2, the Management Fee shall be determined by (x) multiplying the number of kilograms of indium held by the Company by the last spot price for indium published by Metal Bulletin posted on Bloomberg L.P. for the month, plus cash and any other Company assets, less any and all of the Company’s outstanding payables, indebtedness and any other liabilities, (y) multiplied by 1/6th of 1%. Such Management Fee shall be determined on the last day of each month and payable on or before the 10th day following the end of such month.

ii. Beginning January 1, 2014 and ending December 31, 2014. In consideration for Manager providing services hereunder, beginning January 1, 2014 and through the end of the Term which is scheduled to expire on December 31, 2014, notwithstanding the formula set forth in Section 2(a)(i) hereof, the Manager shall receive from the Company, and the Company shall pay to the Manager, a monthly fee determined by adding the sum (x) of (A) Twenty Five Thousand Dollars ($25,000), plus (B) the actual aggregate amount of management fees paid by the Company to the Manager from January 1, 2013 through December 31, 2013 pursuant to paragraph 2.a.i. above, divided by (y) 12. Such Management Fee shall be payable on or before the 10th day following the end of each month.

2. Section 3 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“3. Term. Unless earlier terminated pursuant to Section 3 below, this Agreement shall remain in effect until December 31, 2014. This Agreement may be renewed on terms mutually acceptable to each party upon 90 days written notice prior to the expiration of such term.”

3. Section 4 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

"4. Termination.

a.	By Both Parties. This Agreement may be terminated by mutual consent of the parties upon 90 days written notice.

b.	By the Company For Cause. The Company may terminate this Agreement for Cause by action of the Board of Directors upon written notice to the Manager at any time. “Cause” shall mean:

i.	If any member of the Manager (x) has been convicted of, or entered into a plea of guilty or nolo contendere for a felony or other serious crime or crime involving moral turpitude, or any knowing violation of any federal or state banking, securities or tax law or regulation (y) is determined by a court of law to have committed a willful act of embezzlement, fraud or dishonesty (with respect to the Company or any of its affiliates or any of their customers or suppliers) which may adversely affect the Company’s financial, market, reputation and other interests in any material manner; or

ii.	Manager’s repeated material non-compliance or breach of this Agreement, in connection with Manager’s duties hereunder, after written notice thereof from the Board of Directors, and such material non-compliance has not been cured within 90 days after Manager’s receipt of notice thereof from the Board of Directors.

Notwithstanding the foregoing, the Manager shall not be terminated for Cause pursuant to this Section 4(b) without (i) reasonable notice to Manager setting forth the reasons for the Company’s intention to terminate for Cause, and (ii) an opportunity for Manager, together with counsel, if any, to be heard before the Board of Directors.

c.	By Manager. Manager may terminate this Agreement upon 30 days written notice to the Board of Directors if there is a Change in Control of the Company. For purposes of this Agreement, Change in Control shall mean (i) the acquisition of 50% or more of the then outstanding voting stock of the Company in a single transaction or series of transactions, (ii) members of the incumbent Board of Directors cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Board of Directors or (iii) reorganization, merger or consolidation where all or substantially all holders of the outstanding voting stock of the Company do not, after such reorganization, merger or consolidation, own more than 50% of the then outstanding voting stock of the resulting entity.

d.	Liquidation, Dissolution or Bankruptcy of the Company. This Agreement shall terminate upon the completion of the dissolution, liquidation, winding-up, bankruptcy, sale of substantially all of the assets, sale of the business or insolvency proceeding commenced by, or on behalf of, the Company."

4. Section 5 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

"5. Effects of Termination.

a.	Company Termination (other than for Cause); Manager Termination. If (A) Manager is terminated by the Company (other than for Cause) or (B) Manager terminates the Agreement pursuant to Section 4(c) or 4(d), then the Manager shall receive the Management Fee payable through the end of the Term (December 31, 2014). Any unearned amounts of the Management Fee that would otherwise have been payable if this Agreement had not been terminated shall accelerate and become automatically due and payable.

b.	Company Termination for Cause. If Manager is terminated by the Company for Cause pursuant to Section 4(b), no further payments of the Management Fee shall be paid after the effectiveness of termination under Section 4(b) is given by the Board of Directors to the Manager."

5. All other provisions of the Agreement remain unchanged and continue in full force and effect under the terms of the Agreement.

6. If any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and this Amendment shall be enforced as if any such invalid or unenforceable provision were not contained herein.

7. In the event of any conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern and control.

8. Any future reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment and as the same may, from time to time, be hereafter further modified.

9. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be modified, amended or cancelled except by a written instrument executed by the parties hereto or their respective successors or assigns.

10. This Amendment may be executed and delivered in one or more counterparts, including by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Manager have each executed and delivered this Amendment under seal as of the day and year first above written.

SMG INDIUM RESOURCES LTD.
By:	/s/ Ailon Z. Grushkin
Name:	Ailon Z. Grushkin
Title:	President

SPECIALTY METALS GROUP ADVISORS LLC
By:	/s/ Ailon Z. Grushkin
Name:	Ailon Z. Grushkin
Title:	Manager

Acknowledged and Agreed:

/s/ Richard A. Biele
Richard A. Biele

/s/ Alan C. Benjamin
Alan C. Benjamin

RCM Indium, LLC
By:	/s/ William C. Martin
Name:	William C. Martin
Title:	Manager